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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our reports dated May 17, 1999, except for Note 11, as to which date is May 25, 1999, relating to the financial statements and financial statement schedule of Accrue Software, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                              /s/ PricewaterhouseCoopers LLP


San Jose, California

July 19, 1999